                                                                     Exhibit 4.6

--------------------------------------------------------------------------------

                          REGISTRATION RIGHTS AGREEMENT

                           Dated as of March 19, 1999

                                      Among

                            PRECISION PARTNERS, INC.

                                       and

                           THE GUARANTORS NAMED HEREIN

                                   as Issuers

                                       and

                            SALOMON SMITH BARNEY INC.
                                       and
                      NATIONSBANC MONTGOMERY SECURITIES LLC

                              as Initial Purchasers


                     12% Senior Subordinated Notes due 2009

--------------------------------------------------------------------------------

---------------------------------------------------------------

                          REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (this "AGREEMENT") is dated as of March 19, 1999, by and among PRECISION PARTNERS, INC., a Delaware corporation (the "COMPANY"), and each of the Company's subsidiaries listed on the signature pages hereof, as guarantors (the "GUARANTORS" and, together with the Company, the "ISSUERS"), as issuers, and SALOMON SMITH BARNEY INC. and NATIONSBANC MONTGOMERY SECURITIES LLC., as Initial Purchasers (the "INITIAL PURCHASERS").

          This Agreement is entered into in connection with the Purchase Agreement, dated March 16, 1999, by and among the Company, the Guarantors and the Initial Purchasers (the "PURCHASE AGREEMENT"), which provides for, among other things, the sale by the Company to the Initial Purchasers of $100,000,000 aggregate principal amount of the Company's 12% Senior Subordinated Notes due 2009 (the "NOTES") guaranteed by the Guarantors (the "GUARANTEES"). The Notes and the Guarantees are referred to herein as the "SECURITIES." In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of each of the Notes. The execution and delivery of this Agreement is a condition to the Initial Purchasers' obligation to purchase the Notes under the Purchase Agreement.

                  The parties hereby agree as follows:

         1.       DEFINITIONS

                  As used in this Agreement, the following terms shall have the following meanings:

                  ADDITIONAL INTEREST: See Section 4(a) hereof.

                  ADVICE: See Section 5 hereof.

                  AFFILIATE: With respect to any specified person, "Affiliate" shall mean any other Person which, directly or indirectly, controls or is controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control," when used with respect to any person, means the power to direct the management and poli-cies of such person, directly or indirectly whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  AGREEMENT: See the introductory paragraphs hereto.

                  CLOSING: See Purchase Agreement.

                  COMPANY: See the introductory paragraphs hereto.

                  EFFECTIVENESS DATE: See Section 3(a) hereof.

                  EFFECTIVENESS PERIOD: See Section 3(a) hereof.

                  EVENT DATE: See Section 4(b) hereof.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  EXCHANGE NOTES: The 12% Senior Subordinated Notes due 2009, of the Company, guaranteed on a senior subordinated basis by each of the Guarantors, that are identical to the Notes in all material respects, except for the provisions regarding restrictions on transfer and Additional Interest, and the issuance thereof pursuant to the Exchange Offer shall have been registered pursuant to an effective Registration Statement in compliance with the Securities Act.

                  EXCHANGE OFFER: See Section 2(a) hereof.

                  EXCHANGE REGISTRATION STATEMENT: See Section 2(a) hereof.

                  GUARANTORS: See the introductory paragraphs hereto.

                  HOLDER: Any holder of a Registrable Note.

                  INDEMNIFIED PERSON: See Section 7(c) hereof.

                  INDEMNIFYING PERSON: See Section 7(c) hereof.

                  INDENTURE: The Indenture, dated as of March 19, 1999, by and among the Issuers and The Bank of New York, as Trustee, pursuant to which the Notes and the Guarantees are be-ing issued, as the same may be amended or supplemented from time to time in accordance with the terms thereof.

                  INITIAL PURCHASERS: See the introductory paragraphs hereto.

                  INITIAL SHELF REGISTRATION: See Section 3(a) hereof.

                  INSPECTORS: See Section 5(m) hereof.

                  ISSUE DATE: March 19, 1999, the date of original issuance of the Securities.

                  ISSUERS: See the introductory paragraphs hereto.

                  NASD: See Section 5(r) hereof.

                  NOTES: See the introductory paragraphs hereto.

                  OFFERING MEMORANDUM: The final offering memorandum of the Company dated March 16, 1999, in respect of the offering of the Securities.

                  PARTICIPANT: See Section 7(a) hereof.

                  PARTICIPATING BROKER-DEALER: See Section 2(b) hereof.

                  PERSON: An individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

                  PRIVATE EXCHANGE: See Section 2(b) hereof.

                  PRIVATE EXCHANGE NOTES: See Section 2(b) hereof.

                  PROSPECTUS: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by refer-ence or deemed to be incorporated by reference in such Prospectus.

                  PURCHASE AGREEMENT: See the introductory paragraphs hereto.

                  RECORDS: See Section 5(m) hereof.

                  REGISTRABLE NOTES: Each Note upon its original issuance and at all times subsequent thereto, each Exchange Note as to which Section 2(c)(iv) hereof is applicable upon original issuance and at all times subsequent thereto and each Private Exchange Note upon original issuance thereof and at all times subsequent thereto, until (i) a Registration Statement (other than, with respect to any Exchange Note as to which Section 2(c)(iv) hereof is applicable, the Exchange Offer Registration Statement) covering such Note, Exchange Note or Private Exchange Note has been declared effective by the SEC and such Note, Exchange Note or such Private Exchange Note, as the case may be, has been disposed of in accordance with such effective Registration Statement, (ii) such Note has been exchanged pursuant to the Exchange Offer for an Exchange Note or Exchange Notes that may be resold without complying with the prospectus delivery requirements under the Securities Act, (iii) such Note, Exchange Note or Private Exchange Note, as the case may be, ceases to be outstanding for purposes of the Indenture or (iv) such Note, Exchange Note or Private Exchange Note, as the case may be, may be resold without restriction pursuant to Rule 144 under the Securities Act.

                  REGISTRATION STATEMENT: Any registration statement of the Issuers that covers any of the Notes, the Exchange Notes or the Private Exchange Notes (and the related Guarantees), filed with the SEC under the Securities Act, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

                  RULE 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of the issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  RULE 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the SEC.

                  RULE 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  SEC: The Securities and Exchange Commission.

                  SECURITIES: See the introductory paragraphs hereto.

                  SECURITIES ACT: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  SHELF NOTICE: See Section 2(c) hereof.

                  SHELF REGISTRATION: See Section 3(b) hereof.

                  SUBSEQUENT SHELF REGISTRATION: See Section 3(b) hereof.

                  TIA: The Trust Indenture Act of 1939, as amended.

                  TRUSTEE: The trustee under the Indenture and the trustee under any indenture governing the Exchange Notes and Private Exchange Notes.

                  UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Issuers are sold to an underwriter for reoffering to the public.

         2.       EXCHANGE OFFER

                  (a) The Issuers shall (A) prepare and, on or prior to 180 days after the date of original issuance of the Notes (the "ISSUE DATE"), file with the SEC a Registration Statement under the Securities Act with respect to an offer by the Company to the holders of the Notes to issue and deliver to such holders, in exchange for Notes, a like principal amount of Exchange Notes (the "EXCHANGE OFFER"), (B) use their best efforts to cause the Registration Statement relating to the Exchange Offer to be declared effective by the SEC under the Securities Act on or prior to 181 days after the Issue Date and (C) commence the Exchange Offer and use their best efforts to issue, on or prior to 210 days after the Issue Date, the Exchange Notes. The offer and sale of the Exchange Notes pursuant to the Exchange Offer shall be registered pursuant to the Securities Act on the appropriate form (the "EXCHANGE REGISTRATION STATEMENT") and duly registered or qualified under all applicable state securities or Blue Sky laws and will comply with all applicable tender offer rules and regulations under the Exchange Act and state securities or Blue Sky laws. The Exchange Offer shall not be subject to any condition, other than that the Exchange Offer does not violate any applicable law or interpretation of the staff of the SEC. Upon consummation of the Exchange Offer in accordance with this Section 2, the Issuers shall have no further registration obligations other than with respect to (i) Private Exchange Notes,
(ii) Exchange Notes held by Participating Broker-Dealers and (iii) Notes or Exchange Notes as to which Section 3(a)(iii) hereof applies. No securities shall be included in the Exchange Registration Statement other than the Exchange Notes.

                  (b) The Issuers may require each holder of Notes as a condition to its participation in the Exchange Offer to represent to the Issuers and their counsel in writing (which may be contained in the applicable letter of transmittal) that at the time of the consummation of the Exchange Offer (i) any Exchange Notes received by such holder will be acquired in the ordinary course of its business, (ii) such holder will have no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and (iii) such holder is not an Affiliate of an Issuer, or if it is an Affiliate of an Issuer, it will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable, (iv) if such Holder is a broker-dealer, receive Exchange Notes for its own account in exchange for the Notes that were acquired as a result of market-making or other trading activities and that it will be required to acknowledge that it will deliver a Prospectus in connection with any resale of such Exchange Notes, (v) such Holder will be able to trade the Exchange Notes acquired in the Exchange Offer without restriction under the Securities Act, and
(vi) such Holder has full power and authority to transfer the Notes in exchange for the Exchange Notes and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims.

                  If, prior to consummation of the Exchange Offer, an Initial Purchaser holds any Notes acquired by it and having, or that are reasonably likely to be determined to have, the status of an unsold allotment in the initial distribution, or any other holder of Notes is not entitled to participate in the Exchange Offer, the Company, upon the request of such Initial Purchaser or any such holder if a Shelf Registration Statement with respect to Notes held by such person is not then in effect shall, simultaneously with the delivery of the Exchange Notes in the Exchange Offer, issue and deliver to such Initial Purchaser and any such holder, in exchange (the "PRIVATE EXCHANGE") for such Notes held by such Initial Purchaser and any such holder, a like principal amount of debt securities of the Company, guaranteed by each of the Guarantors on a senior subordinated basis, that are identical in all material respects to the Exchange Notes (the "PRIVATE EXCHANGE NOTES") (and that are issued pursuant to the same indenture as the Exchange Notes), except that the Private Exchange Notes may be subject to restrictions on transfer and bear a legend to such effect. The Private Exchange Notes shall bear the same CUSIP number as the Exchange Notes.

                  The Issuers and the Initial Purchasers acknowledge that the staff of the SEC has taken the position that any broker-dealer that owns Exchange Notes that were received by such broker-dealer for its own account in the Exchange Offer (a "PARTICIPATING BROKER-DEALER") may be deemed to be an "underwriter" within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes (other than a resale of an unsold allotment resulting from the original offering of the Notes).

                  The Issuers and the Initial Purchasers also acknowledge that it is the SEC staff's position that if the Prospectus contained in the Exchange Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Notes, without naming the Participating Bro-ker-Dealers or specifying the amount of Exchange Notes owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligations under the Securities Act in connection with resales of Exchange Notes for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.

                  In light of the foregoing, if requested by a Participating Broker-Dealer, the Issuers agree (x) to use their best efforts to keep the Exchange Registration Statement continuously effective for a period of up to 180 days or such earlier date as each Participating Broker-Dealer shall have notified the Company in writing that such Participating Broker-Dealer has resold all Exchange Notes acquired in the Exchange Offer (the "Applicable Period"), and
(y) to comply with the provisions of Section 5 of this Agreement, as they relate to the Exchange Offer and the Exchange Registration Statement.

                  Interest on the Exchange Notes and the Private Exchange Notes will accrue from (A) the later of (i) the last interest payment date on which interest was paid on the Notes surrendered in exchange therefor and (ii) if the Notes are surrendered for exchange on a date in a period which includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date on such interest payment date or (B), if no interest has been paid on the Notes, from the Issue Date.

                  In connection with each Exchange Offer, the Issuers shall:

                  (1) mail, or cause to be mailed, to each Holder of record entitled to participate in the Exchange a copy of the Prospectus forming part of the Exchange Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (2) use their best efforts to keep the Exchange Offer open for not less than 20 business days after the date that notice of the Exchange Offer is mailed to Holders (or longer if required by applicable law);

                  (3) utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                  (4) permit Holders to withdraw tendered Notes at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open; and

                  (5) otherwise comply in all material respects with all applicable laws, rules and regulations.

                  As soon as practicable after the close of the applicable Exchange Offer and the applicable Private Exchange, if any, the Issuers shall:

                  (1) accept for exchange all Registrable Notes validly tendered and not validly withdrawn pursuant to the applicable Exchange Offer and the applicable Private Exchange, if any;

                  (2) deliver to the Trustee for cancellation all Registrable Notes so accepted for exchange and cause the Trustee to authenticate and deliver promptly to each Holder that validly tendered Notes and has not withdrawn such tender, Registrable Notes, Exchange Notes or Private Exchange Notes, as the case may be, equal in principal amount to the securities of such Holder so accepted for exchange.


                  The Exchange Notes and the Private Exchange Notes shall be issued under (i) the Indenture or (ii) an indenture identical in all material respects to the Indenture and that, in either case, has been qualified under the TIA or is exempt from such qualification and shall provide that (a) the Exchange Notes shall not be subject to the transfer restrictions set forth in the Indenture and (b) the Private Exchange Notes shall be subject to the transfer restrictions set forth in such indenture. The Indenture or such indenture shall provide that the Exchange Notes, the Private Exchange Notes and the Notes shall vote and consent together on all matters as one class and that none of the Exchange Notes, the Private Exchange Notes or the Notes will have the right to vote or consent as a separate class on any matter.

                  (c) If, (i) because of any change in law or in currently prevailing interpretations of the staff of the SEC, the Issuers are not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 210 days of the Issue Date, (iii) any holder of any Private Exchange Notes so requests in writing to the Issuers within 60 days after the consummation of the Exchange Offer, or (iv) in the case of any Holder that participates in the Exchange Offer, such Holder does not receive Exchange Notes on the date of the exchange that may be sold without restriction under state and federal securities laws (other than due solely to the status of such Holder as an affiliate of the Issuers within the meaning of the Securities Act), then in the case of each of clauses (i) to and including (iv) of this paragraph, the Issuers shall promptly deliver to the Holders and the Trustee written notice thereof (the "SHELF NOTICE") and shall file a Shelf Registration pursuant to
Section 3 hereof.

         3.       SHELF REGISTRATION

                  If at any time a Shelf Notice is delivered as contemplated by
Section 2(c) hereof, then:

                  (a) SHELF REGISTRATION. The Issuers shall file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Notes not exchanged in the Exchange Offer, Private Exchange Notes and Exchange Notes as to which Section 2(c)(iv) is applicable (the "INITIAL SHELF REGISTRATION"). The Issuers shall use their best efforts to file with the SEC the Initial Shelf Registration on or before the applicable Filing Date. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Notes for resale by Holders. The Issuers shall not permit any securities other than the Registrable Notes to be included in the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below).

                  The Issuers shall use their best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the 60th day after such filing obligation arises (the "EFFECTIVENESS DATE") and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is two years from the Issue Date (the "EFFECTIVENESS PERIOD"), or such shorter period ending when (i) all Registrable Notes covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration has been declared effective under the Securities Act; PROVIDED, HOWEVER, that the

Effectiveness Period in respect of the Initial Shelf Registration shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements of Rule 174 under the Securities Act and as otherwise provided herein.

                  (b) SUBSEQUENT SHELF REGISTRATIONS. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuers shall use their best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 60 days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Notes covered by and not sold under the Initial Shelf Registration or an earlier Subsequent Shelf Registration (each, a "SUBSEQUENT SHELF REGISTRATION"). If a Subsequent Shelf Registration is filed, the Issuers shall use their best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such subsequent Shelf Registration continuously effective for the remainder of the Effectiveness Period. As used herein the term "SHELF REGISTRATION" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                  (c) SUPPLEMENTS AND AMENDMENTS. The Issuers shall promptly supplement and amend any Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if reasonably requested by the Holders of a majority in aggregate principal amount of the Registrable Notes covered by such Registration Statement or by any underwriter of such Registrable Notes.

         4.       ADDITIONAL INTEREST

                  (a) The Issuers and the Initial Purchasers agree that the Holders will suffer damages if the Issuers fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuers agree to pay, as liquidated damages, additional interest on the Notes

("ADDITIONAL INTEREST") under the circumstances and to the extent set forth below (each of which shall be given independent effect):

                  (i) if (A) neither the Exchange Registration Statement nor the Initial Shelf Registration has been filed on or prior to the applicable Filing Date or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not filed on or prior to the Filing Date applicable thereto; or

                  (ii) if (A) neither the Exchange Registration Statement nor the Initial Shelf Registration is declared effective by the SEC on or prior to the relevant Effectiveness Date or (B) notwithstanding that the Issuers have consummated or will consummate the Exchange Offer, the Issuers are required to file a Shelf Registration and such Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date in respect of such Shelf Registration;

                  (iii) if (A) the Issuers have not exchanged Exchange Notes for all Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 180th day after the Issue Date or (B) if applicable, a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than such time as all Notes have been disposed of thereunder);

(each such event referred to in clauses (i) through (iii) above being a "Registration Default") then, as the sole remedy available to affected Holders, commencing on the date of such Registration Default, Additional Interest shall accrue on the principal amount of the Notes at a rate of 0.50% per annum for the first 90 days immediately following the date of such Registration Default and the rate of such Additional Interest shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period PROVIDED, HOWEVER, that the rate of Additional Interest that shall accrue on the Notes may not exceed in the aggregate 1.0% per annum; PROVIDED, FURTHER, HOWEVER, that (1) upon the filing of the applicable Exchange Registration Statement or the applicable Shelf Registration as required hereunder (in the case of clause (i) above of this Sec-tion 4(a)), (2) upon the effectiveness of the applicable Exchange Registration Statement or the applicable Shelf Registration Statement as required hereunder (in the case of clause (ii) of this Section 4(a)), or (3) upon the exchange of the applicable Exchange Notes for all Notes tendered (in the case of clause
(iii)(A) of this Section 4(a), or upon the effectiveness of the applicable Shelf Registration Statement which had ceased to remain effective (in the case of (iii)(B) of this Section 4(a)), Additional Interest on the Notes in respect of which such events relate as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue or accumulate, as the case may be. If, after the cure of all Registration Defaults then in effect, there is a subsequent Registration Default, the rate of additional interest for such subsequent Registration Default shall initially be 0.50%, regardless of the additional interest rate in effect with respect to any prior Registration Default at the time of the cure of such Registration Default.

                  (b) The Issuers shall notify the Trustee (who shall be acting under and protected by the terms of the Indenture) within five business days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "EVENT DATE"). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 shall be payable in cash semiannually on each [ ] and [ ] (to the holders of record on the [ ] and [ ] immediately preceding such dates), commencing with the first such date occurring after any such Additional Interest commences to accrue until the applicable Registration Default has been cured. The amount of Additional Interest will be determined by multiplying the applicable rate of Additional Interest by the principal amount of the Registrable Notes, multiplied by a fraction, the numerator of which is the number of days such rate of Additional Interest was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

         5.       REGISTRATION PROCEDURES

                  In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Issuers shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or meth-ods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuers hereunder, the Issuers shall:

                  (a) Prepare and file with the SEC prior to the applicable Filing Date, a Registration Statement or Registration Statements as prescribed by Sections 2 or 3 hereof, and use their best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; PROVIDED, HOWEVER, that, if (1) such filing is pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuers shall furnish to and afford the Initial Purchasers, and, if requested, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five days prior to such filing, or such later date as is reasonable under the circumstances). The Issuers shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in aggregate principal amount of the Registrable Notes included in such Registration Statement, or any such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object on a timely basis.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any se-curities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Issuers shall be deemed not to have used their best efforts to keep a Registration Statement effective during the Effectiveness Period or the Applicable Period, as the case may be, relating thereto if the Issuers voluntarily take any action that would result in selling Holders of the Registrable Notes covered thereby or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Registrable Notes or such Exchange Notes during that period unless such action is required by applicable law or permitted by this Agreement including without limitation, the provision in Sections 5(c)(v) and 5(e) and the last paragraph of Section 5.

                  (c) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto from whom the Company has received written notice that such Broker Dealer will be a Participating Broker-Dealer in the applicable Exchange Offer, notify the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, at the request of such Person, their counsel and the managing underwriters, if any, promptly (but in any event within 2 business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Issuers, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Notes or resales of Exchange Notes by Participating Broker-Dealers the representations and warranties of the Issuers contained in any agreement (including any underwriting agreement) contemplated by Section 5(l) hereof cease to be true and correct in all material respects,
(iv) of the receipt by the Issuers of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or written threat of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Issuers' determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Notes or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) If a Shelf Registration is filed pursuant to Section 3 and if reasonably requested by the managing underwriter or underwriters (if any), the Holders of a majority in aggregate principal amount of the Registrable Notes being sold in connection with an underwritten offering (i) as promptly as practicable incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters (if any), such Holders, or counsel for any of them determine is reasonably necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Issuers have received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

                  (f) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, furnish to each selling Holder of Registrable Notes and to each such Participating Broker-Dealer who so requests and, at the request of any such Person, to their respective counsel and each managing underwriter, if any, at the sole expense of the Issuers, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-

Dealer who seeks to sell Exchange Notes during the Applicable Period, deliver to each selling Holder of Registrable Notes or each such Participating Broker-Dealer, as the case may be, at the request of any such Person, their respective counsel, and the underwriters, if any, at the sole expense of the Issuers, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this Section 5, the Issuers hereby consent to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Notes covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Notes or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Notes or each such Participating Broker-Dealer, as the case may be, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriter or underwriters reasonably request in writing; provided, however, that where Exchange Notes held by Participating Broker-Dealers or Registrable Notes are offered other than through an underwritten offering, the Issuers agree to cause their counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 5(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange held by Participating Broker-Dealers or the Registrable Notes covered by the Registration Statement; PROVIDED, HOWEVER, that the Issuers shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

                  (i) If a Shelf Registration is filed pursuant to Section 3 hereof, cooperate with the selling Holders of Registrable Notes and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which cer-tificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

                  (j) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in the Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) hereof during the period for which the Company is required to maintain an effective Registration Statement, as promptly as practicable prepare and (subject to Section 5(a) hereof) file with the SEC, at the sole expense of the Issuers, a supplement or post-effective amendment to the applicable Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Notes being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Issuers shall not be required to amend or supplement a Registration Statement, any related Prospectus or any document incorporated therein by reference, in the event that, and for a period not to exceed an aggregate of 120 days in any calendar year if, (i) an event occurs and is continuing as a result of which a Shelf Registration would, in the Issuers' good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) (a) the Issuers determine in their good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Issuers or (b) the disclosure otherwise relates to a pending material business transaction that has not yet been publicly disclosed.

                  (k) Prior to the effective date of the first Registration Statement relating to the Registrable Notes, (i) provide the Trustee with certificates for the Registrable Notes in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Notes.

                  (l) in the case of a Shelf Registration, enter into such agreements (including underwriting agreements) and take all such other appropriate actions as are reasonably requested in order to expedite or facilitate the registration or the disposition of such Registrable Notes, and in such connection, (i) make such representations and warranties to Holders of such Registrable Notes with respect to the business of the Issuers and their subsidiaries as then conducted and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; and (ii) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to the Issuers and the Holders of a majority in aggregate principal amount of Registrable Notes covered by such Registration with respect to all parties to be indemnified pursuant to said Section including, without limitation, such selling Holders). The above shall be done at each closing in respect of the sale of Registrable Notes, or as and to the extent required thereunder.

                  (m) If (1) a Shelf Registration is filed pursuant to Section 3 hereof, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 hereof is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Registrable Notes being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Notes, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "INSPECTORS"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and instruments of the Is-suers and subsidiaries of the Issuers (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and any of their subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus. Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose or use for any market transactions in the Securities of any of Issuers any of the Records that the Issuers determine, in good faith, to be confidential and notify the Inspectors in writing are confidential unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement or Prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) the information in such Records has been made generally available to the public; provided, however, that prior notice shall be provided as soon as practicable to the Issuers of the potential disclosure of any information by such Inspector pursuant to clauses (i) or (ii) of this sentence to permit the Issuers to obtain a protective order (or waive the provisions of this paragraph (m)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector.

                  (n) Provide an indenture trustee for the Registrable Notes or the Exchange Notes, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a) hereof, as the case may be, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Notes; and in connection therewith, cooperate with the trustee under any such indenture and the Holders of the Registrable Notes, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use their reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

                  (o) Comply with all applicable rules and regulations of the SEC and make generally available to their securityholders with regard to any applicable Registration Statement, a consolidated earning statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any twelve-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which any Registrable Notes are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuers after the effective date of a Registration Statement, which statements shall cover said 12-month periods, consistent with the requirements of Rule 158.

                  (p) Upon consummation of an Exchange Offer or a Private Exchange, obtain an opinion of counsel to the Issuers addressed to the Trustee for the benefit of all Holders of Registrable Notes participating in the Exchange Offer or Private Exchange, as the case may be, that the Exchange Notes or Private Exchange Notes as the case may be, and the related indenture constitute legal, valid and binding obligations of the Issuers and the related Guarantees, the legal, valid and binding obligations of each Guarantor, enforceable against them in accordance with their respective terms subject to customary exceptions and qualifications, consistent with the requirements of Rule 158.

                  (q) If the Exchange Offer or a Private Exchange is to be consummated, upon delivery of the Registrable Notes by Holders to the Issuers (or to such other Person as directed by the Issuers) in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be, the Issuers shall mark, or cause to be marked, on such Registrable Notes that such Registrable Notes are being canceled in exchange for the Exchange Notes or the Private Exchange Notes, as the case may be; PROVIDED that in no event shall such Registrable Notes be marked as paid or otherwise satisfied.

                  (r) Cooperate with each seller of Registrable Notes covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Notes and their respective counsel in connection with any filings re-quired to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (s) Use their reasonable best efforts to take all other steps reasonably necessary to effect the registration of the applicable Registrable Notes covered by a Registration Statement contemplated hereby.

                  The Issuers may require each seller of any Registrable Notes as to which any registration is being effected to furnish to the Issuers such information regarding such seller and the distribution of such Registrable Notes as the Issuers may, from time to time, reasonably request. The Issuers may exclude from such registration the Registrable Notes of any seller for so long as such seller fails to furnish such information within a reasonable time after receiving such request and in such event shall have no further obligation under this Agreement (including without limitation the obligation under Section 4) with respect to such seller or any subsequent holder of such Registrable Notes. The Issuers shall not be required to provide any indemnification relating to any information provided in writing by any underwriter or any other Person with respect to the underwriter or other Person that provided such information to the Issuers for inclusion in such Registration Statement. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Issuers all information required to be disclosed in order to make the information previously furnished to the Issuers by such seller not materially misleading.

                  If any such Registration Statement refers to any Holder by name or otherwise as the holder of any securities of the Issuers, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Issuers, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the applicable Regis-tration Statement filed or prepared subsequent to the time that such reference ceases to be required.

                  Each Holder of Registrable Notes and each Participating Broker-Dealer agrees by its acquisition of such Registrable Notes or Exchange Notes, as the case may be, to be sold by such Participating Broker-Dealer, as the case may be, that, upon actual receipt of any notice from the Issuers of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi) hereof, such Holder or Participating Broker-Dealer, as the case may be, will forthwith discontinue disposition of such Registrable Notes or Exchange Notes, as the case may be, covered by such Registration Statement or Prospectus until such Holder's or Participating Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof, or until it is advised in writing (the "ADVICE") by the Issuers that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event that the Issuers shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Notes covered by such Registration Statement or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(j) hereof or (y) the Advice.

         6.       REGISTRATION EXPENSES

                  All fees and expenses incident to the performance of or compliance with this Agreement by the Issuers (other than any underwriting discounts or commissions) shall be borne by the Issuers whether or not the Exchange Registration Statement or any Shelf Registration is filed or becomes effective or the Exchange Offer is consummated, including, without limitation,
(i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Notes or Exchange Notes and determination of the eligibility of the Registrable Notes or Exchange

Notes for investment under the laws of such jurisdictions (x) where the holders of Registrable Notes or Exchange Notes, as the case may be, are located, or (y) as provided in Section 5(h) hereof, in the case of Registrable Notes or Exchange Notes, as the case may be, to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Notes or Exchange Notes in a form eligible for deposit with The Depository Trust Company and of printing or reproducing prospectuses if the printing or reproducing of prospectuses is requested by the managing underwriter or underwriters, if any, by the Holders of a majority in aggregate principal amount of the Registrable Notes included in any Registration Statement or to be sold by any Participating Broker-Dealer, as the case may be, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Issuers and fees and disbursements of one special counsel for all of the sellers of each of the Registrable Notes (exclusive of any counsel retained pursuant to Section 7(c) hereof), (v) Securities Act liability insurance, if the Issuers desire such insurance, (vi) fees and expenses of all other Persons retained by the Issuers, (vii) internal expenses of the Issuers (including, without limitation, all salaries and expenses of officers and employees of the Issuers performing legal or accounting duties), (viii) the expense of any annual audit, (ix) any fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and the obtaining of a rating of the securities, in each case, if applicable, and (x) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, indentures and any other documents necessary in order to comply with this Agreement. The Company shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

         7.       INDEMNIFICATION AND CONTRIBUTION

                  (a) The Issuers agree to indemnify and hold harmless each Holder of the Registrable Notes and each Participating Broker-Dealer selling the Exchange Notes during the Applicable Period, the affiliates, officers, directors and employees of each such Person, and each Person, if any, who controls any such Person within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act (each, a "PAR-

TICIPANT"), from and against any and all losses, claims, damages, judgments, liabilities and expenses (including, without limitation, the reasonable legal fees and other reasonable out-of-pocket expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) or Prospectus (as amended or supplemented if the Issuers shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in the light of the circumstances under which they were made, not misleading, EXCEPT insofar as such losses, claims, damages or liabilities are caused by, arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Issuers in writing by such Participant expressly for use therein and with respect to any preliminary Prospectus, to the extent that any such loss, claim, damage or liability arises primarily from the fact that any Participant sold Registrable Notes or Exchange Notes to a person to whom there was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of such sale if the Issuers shall have previously furnished copies thereof to the Participant in accordance herewith and the Prospectus (as amended or supplemented) would have corrected any such untrue statement or omission.

                  (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuers, the Affiliates, officers, directors and employees, of the Issuers and each Person who controls the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent (but on a several, and not joint, basis) as the foregoing indemnity from the Issuers to each Participant, but only with reference to information relating to such Participant furnished to the Issuers in writing by or on behalf of such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of Registrable Notes or Exchange Notes giving rise to such obligations.

                  (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "INDEMNIFIED PERSON") shall promptly notify the Persons against whom such indemnity may be sought (the "INDEMNIFYING PERSONS") in writing, and the Indemnifying Persons, upon request of the Indemnified Person, will be entitled to participate therein and may assume the defense thereof, including the employment of counsel reasonably acceptable to such Indemnified Person and payment of all fees and expenses relating to assumption of the defense by the Indemnifying Persons; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Persons will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the Indemnifying Person of substantial rights and defenses and the Indemnifying Person was not otherwise aware of such action or claim. After notice from the Indemnifying Parties to the Indemnified Parties of its election so to assume the defense thereof and approval by the Indemnified Parties of counsel appointed to defend such action, the Indemnifying Parties will not be liable to such Indemnified Parties under this Section 7 for any legal or other expenses, other than reasonable out-of-pocket costs of investigation, incurred by such indemnified party in connection with such defense, except as set forth in the next sentence. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons shall have failed within a reasonable period of time to assume the defense and retain counsel reasonably satisfactory to the Indemnified Person on a timely basis, or (iii) the named parties in any such proceeding (including any impleaded parties) include both any Indemnifying Person and the Indemnified Person or any affiliate thereof and the Indemnified Persons shall have reasonably concluded, based on the advice of counsel, that representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them. It is understood that the Indemnifying Per-sons shall not, in connection with such proceeding or separate but substantially similar related proceedings in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed promptly as they are incurred. Any such separate firm for the Participants and such control Persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Notes and Exchange Notes sold by all such Participants and shall be reasonably acceptable to the Issuers, and any such separate firm for the Issuers, their affiliates, officers, directors, representatives, employees and agents and such control Persons of such Issuers shall be designated in writing by such Issuers and shall be reasonably acceptable to the Holders.

                  The Indemnifying Persons shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final non-appealable judgment for the plaintiff for which the Indemnified Person is entitled to indemnification pursuant to this Agreement, each of the Indemnifying Persons agrees to indemnify and hold harmless each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld or delayed), effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party, or indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of such Indemnified Person.

                  (d) If the indemnification provided for in paragraphs (a) and
(b) of this Section 7 is for any reason unavailable to, or insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Person or Persons on the one hand and the Indemnified Person or Persons on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or such Participant or such other Indemnified Person, as the case may be, on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances.

                  (e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, judgments, liabilities and expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Notes or Exchange Notes, as the case may be, exceeds the amount of any damages that such Participant has otherwise been required to pay or has paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (f) The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability that the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

         8.       RULES 144 AND 144A

                  The Issuers covenant and agree that they will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time such Issuers are not required to file such reports, such Issuers will, upon the request of any Holder or beneficial owner of Registrable Notes, make available such information necessary to permit sales pursuant to Rule 144A under the Securities Act. The Issuers further covenant and agree, for so long as any Registrable Notes remain outstanding they will take such further action as any Holder of Registrable Notes may reasonably request to the extent required from time to time to enable such holder to sell Registrable Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144(k) and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

         9.       MISCELLANEOUS

                  (a) NO INCONSISTENT AGREEMENTS. The Issuers have not, as of the date hereof, and the Issuers shall not, after the date of this Agreement, enter into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Registrable Notes in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuers' other issued and outstanding securities under any such agreements. The Issuers will not enter into any agreement with respect to any of their securities which will grant to any Person piggy-back registration rights with respect to any Registration Statement.

                  (b) ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Issuers shall not, directly or indirectly, take any action with respect to the Registrable Notes that would adversely affect the ability of the Holders of Registrable Notes to include such Registrable Notes in a registration undertaken pursuant to this Agreement.

                  (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of (I) the Issuers and (II)(A) the Holders of not less than a majority in aggregate principal amount of the then outstanding Registrable Notes and (B) in circumstances that would adversely affect the Participating Broker-Dealers, the Participating Broker-Dealers holding not less than a majority in aggregate principal amount or liquidation preference, as the case may be, of the Exchange Notes held by all Participating Broker-Dealers; PROVIDED, HOWEVER, that Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of the Issuers and each Holder and each Participating Broker-Dealer (including any person who was a Holder or Participating Broker-Dealer of Registrable Notes or Exchange Notes, as the case may be, disposed of pursuant to any Registration Statement) affected by any such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Notes whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable may be given by Holders of at least a majority in aggregate principal of the Registrable Notes being sold pursuant to such Registration Statement.

                  (d) NOTICES. All notices and other communications (including, without limitation, any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail (return receipt requested), next-day air courier or facsimile:

                  (i) if to a Holder of Registrable Notes or any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar under the Indenture, the Exchange Indenture or of the Issuers, as appropriate.

                  (ii) if to the Issuers, at the address as follows:

                            PRECISION PARTNERS, INC.
                            5605 MacArthur Blvd., Suite 760
                            Irving, TX 75038
                            Facsimile No.:(972) 580-1551
                            Attention: Chief Financial Officer

                  (iii) if to the Initial Purchasers, as provided in the Purchase Agreement.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if sent by facsimile.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address and in the manner specified in the Indenture if such communication relates to the Notes, Exchange Notes or Private Exchange Notes.

                  (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, the Holders and the Participating Broker-Dealers; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor of assign of a Holder or a Participating Broker-Dealer unless and to the extent such successor or assign holds Registrable Notes.

                  (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (i) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (j) SECURITIES HELD BY THE ISSUERS OR THEIR AFFILIATES. Whenever the consent or approval of Holders of a specified percentage of Registrable Notes is required hereunder, Registrable Notes held by the Issuers or their affiliates (as such term is defined in Rule 405 under the Securities
Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (k) THIRD-PARTY BENEFICIARIES. Holders of Registrable Notes, and Participating Broker-Dealers are intended third-party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

                  (l) ENTIRE AGREEMENT. This Agreement and together with the Purchase Agreement and the Indenture are intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Holders on the one hand and the Issuers on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             PRECISION PARTNERS, INC.



                             By:   /s/ Ronald M. Miller
                                   ---------------------------------------
                                   Name:  Ronald M. Miller
                                   Title: Chief Financial Officer


                             CERTIFIED FABRICATORS, INC.



                             By:   /s/ Ronald M. Miller
                                   ---------------------------------------
                                   Name:  Ronald M. Miller
                                   Title: Vice President



                             GENERAL AUTOMATION, INC.



                             By:   /s/ Ronald M. Miller
                                   ---------------------------------------
                                   Name:  Ronald M. Miller
                                   Title: Vice President



                             NATIONWIDE PRECISION PRODUCTS CORP.



                             By:   /s/ Ronald M. Miller
                                   ---------------------------------------
                                   Name:  Ronald M. Miller
                                   Title: Vice President

                             MID STATE MACHINE PRODUCTS



                             By:   /s/ Ronald M. Miller
                                   ---------------------------------------
                                   Name:  Ronald M. Miller
                                   Title: Vice President



                             GALAXY INDUSTRIES CORPORATION



                             By:   /s/ Ronald M. Miller
                                   ---------------------------------------
                                   Name:  Ronald M. Miller
                                   Title: Vice President



                             CALBRIT DESIGN, INC.



                             By:   /s/ Ronald M. Miller
                                   ---------------------------------------
                                   Name:  Ronald M. Miller
                                   Title: Vice President

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.

SALOMON SMITH BARNEY INC.
NATIONSBANC MONTGOMERY SECURITIES LLC
   as Initial Purchasers


By:  SALOMON SMITH BARNEY INC.


By: /s/ Darren Friedman
    ----------------------------------
    Name:  Darren Friedman
    Title: Vice President


By:  NATIONSBANC MONTGOMERY SECURITIES LLC


By: /s/ Brad A. Bernstein
    ----------------------------------
    Name:  Brad A. Bernstein
    Title: Managing Director